                                                                    EXHIBIT 25.1
                                    FORM T-1
        ===============================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                ----------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2) _________

                               -------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

             New York                                       13-3818954
  (Jurisdiction of incorporation                         (I.R.S. employer
   if not a U.S. national bank)                        identification No.)

          114 West 47th Street                              10036-1532
              New York, NY                                  (Zip Code)
          (Address of principal
           executive offices)

                                ----------------
                          MINDSPRING ENTERPRISES, INC.
               (Exact name of obligor as specified in its charter)

                   Delaware                                58-2113290
       (State or other jurisdiction of                  (I.R.S. employer
        incorporation or organization)                 identification No.)

          1430 West Peachtree Street
                  Suite 400                                   30309
               Altanta, Georgia                            (Zip Code)
   (Address of principal executive offices)

                                ----------------
                    % Convertible Subordinated Notes due 2006
                       (Title of the indenture securities)
        ===============================================================
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                                       -2-

                                     GENERAL

1.     GENERAL INFORMATION

       Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                   (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, D.C.
             New York State Banking Department, Albany, New York

       (b)   Whether it is authorized to exercise corporate trust powers.

                The trustee is authorized to exercise corporate trust powers.

2.     AFFILIATIONS WITH THE OBLIGOR

       If the obligor is an affiliate of the trustee, describe each such affiliation.

              None

3,4,5,6,7,8,9,10,11,12,13,14 and 15:

       MindSpring Enterprises, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items
       3,4,5,6,7,8,9,10,11,12,13,14 and 15 of Form T-1 are not required under
       General Instruction B.

16.    LIST OF EXHIBITS

        T-1.1     --   Organization Certificate, as amended, issued by the State
                       of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit
                       T-1.1 to Form T-1 filed on September 15, 1995 with the
                       Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                       (Registration No.33-97056).

        T-1.2     --   Included in Exhibit T-1.1.

        T-1.3     --   Included in Exhibit T-1.1.


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                                       -3-

16.    LIST OF EXHIBITS
       (cont'd)

        T-1.4    --    The By-Laws of United States Trust Company of New York,
                       as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                       (Registration No. 33-97056).

        T-1.6    --    The consent of the trustee required by Section 321(b) of
                       the Trust Indenture Act of 1939, as amended by the Trust
                       Indenture Reform Act of 1990.

        T-1.7    --    A copy of the latest report of condition of the trustee
                       pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of April 5, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                  ------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 6th day of April, 1999.

UNITED STATES TRUST COMPANY
           OF NEW YORK, Trustee

By:        /s/ Louis P. Young
           --------------------------
           Louis P. Young
           Vice President


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                                                                   EXHIBIT T-1.6

       The consent of the trustee required by Section 321(b) of the Act.

                     Unites States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036

January 7, 1997



Securities and Exchange Commission 450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
    OF NEW YORK


By: /s/ Gerard F. Ganey
    ------------------------------
    Gerard F. Ganey
    Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                DECEMBER 31, 1998
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                           104,220

Short-Term Investments                                            207,292

Securities, Available for Sale                                    578,874

Loans                                                           2,061,582
Less: Allowance for Credit Losses                                  17,199
                                                          ---------------
           Net Loans                                            2,044,383
Premises and Equipment                                             58,263
Other Assets                                                      124,079
                                                          ---------------
           TOTAL ASSETS                                   $     3,117,111
                                                          ===============

LIABILITIES
Deposits:
        Non-Interest Bearing                              $       709,221
        Interest Bearing                                        1,908,861
                                                          ---------------
           Total Deposits                                       2,618,082

Short-Term Credit Facilities                                      170,644
Accounts Payable and Accrued Liabilities                          146,324
                                                          ---------------
           TOTAL LIABILITIES                              $     2,935,050
                                                          ===============

STOCKHOLDER'S EQUITY
Common Stock                                                       14,995
Capital Surplus                                                    53,041
Retained Earnings                                                 111,402
Unrealized Gains on Securities
  Available for Sale (Net of Taxes)                                 2,623
                                                          ---------------

TOTAL STOCKHOLDER'S EQUITY                                        182,061
                                                          ---------------
      TOTAL LIABILITIES AND
      STOCKHOLDER'S EQUITY                                $     3,117,111
                                                          ===============

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformancewith the instructions issued by the appropriate regulatory authority and is trueto the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller
February 1, 1999